UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2012

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Stockholders of The Bancorp, Inc. (the “Company”) was held on May 7, 2012.

(b)           The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.           The election of a Board of Directors. All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 2,827,222. The table below sets forth the voting results for each director.

Name of Nominee	Votes For	Votes Withheld
Betsy Z. Cohen	27,574,977	366,646
Daniel G. Cohen	27,382,659	558,964
Walter T. Beach	27,193,372	748,251
Michael J. Bradley	27,553,801	387,822
Matthew Cohn	27,448,695	492,928
William H. Lamb	24,680,398	3,261,225
Frank M. Mastrangelo	27,574,924	366,699
James J. McEntee III	24,984,091	2,957,532
Linda Schaeffer	27,520,786	420,837
Joan Specter	27,112,846	828,777

2.           The non-binding resolution to approve the 2011 compensation program for the named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
25,042,389	1,971,044	928,190

There were 2,827,222 broker non-votes on the proposal.

3.           The selection of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2012 was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
30,528,164	237,868	2,813

There were no broker non-votes on the proposal.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary